                                                                    EXHIBIT 10.8


                                LEASE AGREEMENT
                                ----- ---------

BY AND BETWEEN:

FIRST INDUSTRIAL, L.P.,
a Delaware limited partnership,

                                  "Landlord"

                                    - and -

2BRIDGE SOFTWARE, INC.
a California corporation,

                                   "Tenant"

Premises: 11C PRINCESS ROAD
          LAWRENCEVILLE, NEW JERSEY

DATED: Dec. 7th, 1999

PREPARED BY: ROBERT K. BROWN, ESQ.

November 23, 1999 (mf)

                               TABLE OF CONTENTS
                               -----------------

1.    LEASED PREMISES                                        1

2.    TERM OF LEASE                                          2

3.    RENT                                                   4

4.    PARKING AND USE OF EXTERIOR AREA                       5

5.    USE                                                    5

6.    CONDITION OF LEASED PREMISES                           5

7.    REPAIRS AND MAINTENANCE                                6

8.    UTILITIES                                              9

9.    TAXES                                                  9

10.   INSURANCE                                             11

11.   SIGNS                                                 14

12.   FIXTURES                                              14

13.   BROKERAGE                                             15

14.   FIRE AND CASUALTY                                     15

15.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS           16

16.   INSPECTION BY LANDLORD                                20

17.   DEFAULT BY TENANT                                     20

18.   LIABILITY OF TENANT FOR DEFICIENCY                    23

19.   NOTICES                                               23

20.   NON-WAIVER                                            24

21.   RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS  24

22.   NON-LIABILITY OF LANDLORD                             25

23.   RESERVATION OF EASEMENT                               25

24.   POLLUTION                                                       26

25.   STATEMENT OF ACCEPTANCE                                         26

26.   FORCE MAJEURE                                                   27

27.   STATEMENTS BY LANDLORD AND TENANT                               27

28.   CONDEMNATION                                                    27

29.   LANDLORD'S REMEDIES                                             29

30.   QUIET ENJOYMENT                                                 30

31.   SURRENDER OF PREMISES                                           30

32.   INDEMNITY                                                       30

33.   LEASE CONSTRUCTION                                              31

34.    BIND AND INURE CLAUSE                                     31

35.    DEFINITIONS                                               31

36.    DEFINITION OF TERM OF "LANDLORD"                          32

37.    COVENANTS OF FURTHER ASSURANCES                           32

38.    COVENANT AGAINST LIENS                                    32

39.    SUBORDINATION                                             33

40.    EXCULPATION OF LANDLORD                                   33

41.    NET RENT                                                  33

42.    SECURITY                                                  34

43.    ASSIGNMENT AND SUBLETTING                                 34

44.    OPTION TO RENEW                                           37

45.    SECURITY MEASURES                                         38

46.    FINANCIAL STATEMENTS                                      38

47.    TENANCY REVIEW                                            38

48.    EXECUTION AND DELIVERY                                    39

Schedule "A" - Site Plan

     THIS AGREEMENT, made the day of 199 , by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership, having an office at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (having a mailing address at P.O. Box 1639, Livingston, New Jersey 07039), hereinafter called the "Landlord"; and 2BRIDGE SOFTWARE, INC., a California corporation, about to have an office at 11 Princess Road, Lawrenceville, New Jersey 08532, hereinafter called the "Tenant".

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Landlord intends to lease to the Tenant Suite C, in the building commonly known as 11 Princess Road, Lawrenceville, New Jersey, hereinafter referred to as the "Building", which Suite contains approximately 5,000 square feet, outside outside dimensions to center line of common wall, identified on the plot plan attached hereto and made a part hereof as Schedule "A", hereinafter referred to as the "Leased Premises"; and

     WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said lease,

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in Article 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

     1.   LEASED PREMISES
          ---------------

          1.1 The Leased Premises shall consist of Suite C located in the Building, which Suite contains approximately 5,000 square feet outside dimensions to center line of common wall, identified on the plot plan attached hereto and made a part hereof as Schedule "A", together with all easements, improvements, tenements, appurtenances, hereditament, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which have been installed in said Building by the

Landlord for the use of the Tenant in its occupancy of the Leased Premises.

          1.2 The Building is a part of the complex (the "Complex") upon which Landlord has constructed three (3) additional buildings in addition to the Building. The Complex comprises one designated lot and block (hereinafter referred to as the "Property") as reflected on the Official Tax Map of the Township of Lawrenceville. To the extent that Tenant shall be responsible under this lease for Tenant's percentage of costs attributable to the Building only, the same shall hereinafter be referred to as the "Building Percentage". To the extent that Tenant's percentage of costs shall be applicable to the Property (including the common areas thereof), exclusive of the Building and the other buildings which have been constructed by Landlord, such Tenant's percentage shall hereinafter be referred to as the "Common Area Percentage". For the purposes of this lease the total gross rentable area of the Building is 55,000 square feet, and the total gross rentable area of all of the buildings on the Complex is 118,750 square feet. The Building Percentage has been established at 9.1% and the current Common Area Percentage has been established at 4.2%. In the event of any change in the size of the Leased Premises, Building or the Complex, the Landlord shall certify to Tenant the resulting gross rentable area of the Building, the Leased Premises and the Complex. If the certification indicates applicable gross rentable area of the Leased Premises, Building and/or Complex at variance with the square footage used to initially establish the Common Area Percentage and the Building Percentage, Landlord and Tenant shall enter into a lease amendment to reflect any required revisions and adjustment of such applicable percentages, or any other applicable lease terms.

     2.   TERM OF LEASE
          -------------

          The Landlord leases unto the Tenant and the Tenant hires the Leased Premises for the term of three (3) years, to commence on or about December 1, 1999, and to end on November 30, 2002, the obligation of the Tenant hereunder being subject to the following proviso:

          2.1 That on or about December 1, 1999, the Landlord shall have delivered to the Tenant a Certificate of Occupancy issued by the authorized issuing officer of the governmental instrumentality having jurisdiction thereof. Upon the delivery by the Landlord to the Tenant of the Leased Premises, and the Certificate of Occupancy hereinabove mentioned, the lease term shall commence and the Tenant's obligation to pay rent shall begin (subject to the provisions of Article 2.2 hereof).

          2.2 Subject to the terms and conditions of this lease, in the event the Leased Premises are delivered to the Tenant in the manner provided in
Article 2.1 above, prior to or after December 1, 1999, the lease term of three
(3) years shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (hereinafter called the "Commencement Date") and shall continue for a term of three (3) years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's rent for that portion of the month prior to the Commencement Date. During said period of partial monthly occupancy, if any, all other terms and conditions of this lease shall be applicable to the occupancy of the Leased Premises by the Tenant.

          2.3 In the event the Landlord has not delivered the Leased Premises to Tenant within sixty (60) days of the later of (a) full execution of this lease and (b) delivery by Tenant to Landlord of any executed application and/or any other documentation required in order to obtain a certificate of occupancy. Tenant acknowledges that the ability of the Landlord to deliver the Leased Premises to the Tenant shall not be delayed due to the unavailability of the carpet or paint selected by the Tenant. In such event, Tenant shall timely make alternate choices of building standard carpet and paint in lieu of the selections originally made.

     3.   RENT
          ----

          3.1 The Tenant covenants and agrees to pay, in good and useable funds, the annual rent ("Base Rent") as follows:

          (a) During the first (1st) and second (2nd) years of the lease term, Tenant shall pay Base Rent in the amount of SIXTY THOUSAND AND 00/100 ($60,000.00) DOLLARS per annum, in equal installments in the sum of FIVE THOUSAND AND 00/100 ($5,000.00) DOLLARS per month.

          (b) During the third (3rd) year of the lease term, Tenant shall pay Base Rent in the amount of SIXTY ONE THOUSAND TWO HUNDRED FIFTY AND 00/100 ($61,250.00) DOLLARS per annum, in equal monthly installments in the sum of FIVE THOUSAND ONE HUNDRED FOUR AND 17/100 ($5,104.17) DOLLARS.

          All of the foregoing monthly payments shall be made promptly in advance on the first day of each and every month during the term of the lease without demand and without off-set or deduction, together with such additional rent and other charges ("Additional Rent") required to be paid by Tenant as are herein-after set forth.

          3.2 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, together with the security deposit referred to herein.

          3.3 Any installment of Base Rent or Additional Rent accruing hereunder (collectively "rent"), and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth (5th) day of any lease month, shall bear a late charge of eight (8%) per cent of such Base Rent or Additional Rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be Additional Rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or Additional Rent, which is not paid within thirty
(30) days of the date upon which it is due shall require the payment of interest at the rate of fifteen (15%) percent per annum, calculated from the date that such payment was due through the date that any such payment is actually made.

     4.   PARKING AND USE OF EXTERIOR AREA
          --------------------------------

          4.1 The Tenant shall have the right, at no additional cost, to use the parking spaces on a non-exclusive basis in common with other tenants of the Complex and to use the access driveways and allocated parking spaces for its business purposes and for those of its agents, servants, employees or invitees. The Landlord reserves the right to allocate designated parking spaces if Landlord chooses. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic in and out of the Complex. In connection with the use of the loading platforms, if any, both Landlord and Tenant agree that they will not use the same in connection with the conduct of their business so as to unreasonably interfere with the use of the access driveways and parking areas.

          4.2 The Tenant may not utilize any portion of the land outside of the Leased Premises for outside storage of raw materials or finished products.

     5.   USE
          ---

          The Tenant covenants and agrees to use and occupy the Leased Premises for office and warehouse purposes only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof.

     6.   CONDITION OF LEASED PREMISES
          ----------------------------

          6.1 Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the Leased Premises and improvements as of the

Commencement Date of the within lease in an "as is" condition, except that Landlord shall, prior to the delivery of the Leased Premises, recarpet the existing office area, and also repaint the same, using building standard materials

          6.2 In the event that any changes or additions are required to the Leased Premises by any governmental or quasi governmental entity having jurisdiction over the Tenant, or its use and occupancy of the Leased Premises, including any required modification to the fire suppression system serving the same, any such changes or additions shall be performed by the Landlord at the Landlord's sole cost and expense unless the same is required due to Tenant's particular use of the Leased Premises. In addition, in the event that the performance of any such changes or additions required due to Tenant's particular use of the Leased Premises shall delay the Commencement Date hereunder, the Commencement Date shall be established as of the date that the Leased Premises would otherwise have been delivered by the Landlord to Tenant, but for such additional requirements which are applicable to the Tenant.

     7.   REPAIRS AND MAINTENANCE
          -----------------------

          7.1 The Tenant shall take good care of the Leased Premises and, at its cost and expense, keep and maintain in good repair the interior of the Leased Premises, including all repairs to the floor, the air-conditioning and heating plant, the plumbing, pipes, sewer lines and conduits, and fixtures belonging thereto; and shall replace all air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including mechanical and working parts as may be required; and shall replace all ballasts and fluorescent fixtures; and shall maintain interior water and sewer pipes and connections, and shall generally maintain and repair the interior of the Leased Premises, and shall, at the end or the expiration of the term, deliver up the Leased Premises in good order and condition, damages by fire or casualty, the elements and ordinary wear and tear excepted. The Tenant expressly agrees that it shall enter into a periodic maintenance agreement with a reputable heating, ventilating and air-conditioning contractor, which contract shall provide for a minimum of two (2) inspections per year. A copy of said contract shall be forwarded to the Landlord prior to the Commencement Date and thereafter on an annual basis, and copies of inspection reports shall be delivered to the Landlord within ten (10) days of receipt thereof by Tenant. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any overloading of the floors of the Building, constituting part of the Leased Premises. Tenant shall reimburse Landlord in connection with exterior maintenance and repairs as hereinafter provided in Article 7.2.

          7.2 The Tenant shall pay to the Landlord monthly, as Additional Rent, a sum equal to Tenant's Common Area Percentage of costs incurred by the Landlord for the management, maintenance, repair and replacement of the following: (i) parking lot and roadways, driveways, sidewalks, walkways, exterior lighting;
(ii) exterior sewer and utility lines; (iii) lawns and shrubbery; (iv) snow removal; (v) signs serving the Complex; and (vi) detention ponds. In addition the Tenant shall pay the Landlord monthly, as Additional Rent, Tenant's Building Percentage of costs incurred by the Landlord for the maintenance, repair and replacement of the following: roof, gutters, leaders, flashings, metal gravel stops and roof drains. Landlord shall be responsible at its sole cost for the maintenance, repair and replacement of the exterior walls, load bearing interior walls and the foundation of the Leased Premises unless arising from the negligence or willful misconduct of Tenant, its agents, employees or contractors. Landlord shall be solely responsible for the cost of repairing original construction defects and the costs of repairs and replacements incurred by reason of fire or other casualty. Notwithstanding the above, the cost of any replacement of the roof of the Building, exterior sewer and utility lines, repaving of the parking lot or replacement of the heating, ventilating and air conditioning system shall be each amortized on a straight line basis over its useful life which is deemed to be ten (10) years in each instance and Tenant shall be responsible to reimburse the Landlord for that portion of such amortized costs as is applicable to the then remaining term of this lease based on Tenant's Common Area Percentage. In the event of any subsequent renewal or extension of this lease, Tenant shall be responsible to reimburse the Landlord for that portion of such amortized costs which is applicable to the renewal or extension term based on Tenant's Common Area Percentage.

          7.3 During the first year of the lease term, the Landlord shall estimate the cost of all of the management, maintenance, repair and replacement services required pursuant to Article 7.2 above, inclusive of management fees. Landlord shall furnish such estimate to the Tenant, and Tenant shall pay to Landlord one-twelfth (1/12th) of its Common Area Percentage or Building Percentage thereof, as applicable, during each month of the lease year as Additional Rent. At the expiration of the first twelve (12) months of the lease term, the Landlord shall furnish to Tenant a breakdown, certified by the Landlord, as to the total cost of management, maintenance, repair and replacement for the prior twelve (12) months. Upon Landlord's receipt of a written request from Tenant within sixty (60) days after Tenant's receipt of the annual certified statement, the Landlord shall forward copies of all relevant invoices, contracts and other documentation in support of the Landlord's certified statement for Tenant's review. In the event Tenant's pro rata share shall be more than the aggregate paid by the Tenant during the preceding twelve
(12) month period, Tenant shall pay to the Landlord, in one lump sum, any difference in such obligation, said sum to be paid within fifteen (15) days after demand. In the event Tenant shall have overpaid its pro rata share, any such overage shall be applied to the monthly management, maintenance, repair and replacement charges prospectively due under the lease. This procedure shall be followed during each year of the lease term, and at the expiration of the lease, any overage or underage shall be credited or paid after computation by the Landlord, which obligation of Landlord and Tenant shall survive the expiration of the lease term.

          7.4 The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the Leased Premises which become damaged or destroyed, at Tenant's sole cost and expense.

     8.   UTILITIES
          ---------

          8.1 The Tenant shall, at its own cost and expense, pay all utility meter and service charges applicable to the Leased Premises, including gas, sewer, electric, water, janitorial and garbage disposal services and Tenant's Building Percentage of standby sprinkler charges, if any. It is understood and agreed that if the Leased Premises are not separately metered for any utility service, the Tenant shall pay its pro rata share of the charges indicated by the applicable utility meter serving the Leased Premises, based upon the relationship between the gross rentable area of the Leased Premises and the gross rentable area of all of the premises served by said utility meter.

          8.2 The Landlord is hereby granted the privilege of entering the Leased Premises for the purpose of repairing any utility lines which serve the Leased Premises. Any entry shall be upon reasonable prior oral notice except in the event of emergency.

     9.   TAXES
          -----

          9.1 The Tenant, in addition to the rent reserved, shall, during the term of the lease, promptly pay to the Landlord, monthly, in advance, its proportionate part of all real estate and personal property taxes assessed against the Complex for land, buildings and improvements. Said obligation shall be prorated as of the commencement and expiration of the lease term. In addition to the obligation to pay real estate taxes as hereinabove set forth, the Tenant shall, during the term of this lease, pay to the Landlord monthly, in advance, its proportionate part of any levy for the installation of local improvements affecting the Complex as may be assessed by any governmental body having jurisdiction thereof. The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. For the purpose of this Lease Tenant's obligation to pay taxes assessed against the land shall be based on the Common Area Percentage applied to the assessed valuation of the land, and resultant taxes produced, and if the Building is assessed separately Tenant's obligation for such portion of the real estate taxes shall be based on the Building Percentage of such tax. If however, all of the buildings in the Complex are not separately assessed the Tenant's obligations shall be equal to the Common Area Percentage of the real estate tax attributable thereto.

          9.2 The Landlord may contest any assessment or levy of taxes on the Complex. A contest conducted by the Landlord may include the Complex and other land and buildings owned by the Landlord. The Tenant shall have no right to prosecute a tax appeal affecting the Complex.

          9.3 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Complex, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Complex, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

          9.4 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income

Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes.

          9.5 The Tenant shall pay to Landlord monthly, as Additional Rent, one-twelfth (1/12th) of Tenant's proportionate share of annual real estate taxes and assessments to be paid by Tenant, as provided in Article 9.1 above. Landlord shall adjust Tenant's rent payment from time to time based on annual tax requirements, and Landlord shall furnish to Tenant, if requested, a computation and breakdown of Tenant's tax obligation.

     10.  INSURANCE
          ---------

          10.1 The Tenant agrees to pay monthly, in advance, as Additional Rent, Tenant's Building Percentage of the annual insurance premium or premiums charged to the Landlord for insurance coverage which insures the Building. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage, flood insurance and comprehensive liability for the whole of the land, Building and improvements of which the Leased Premises are a part, including Landlord's cost for umbrella insurance (excess coverage) in an amount not to exceed FIFTEEN MILLION ($15,000,000.00) DOLLARS. Tenant shall pay the full premium attributable to casualty rent insurance, insuring the value of one (1) year's gross rental obligation of Tenant hereunder, including taxes and insurance premiums. Any increase in the premiums hereinabove referred to due to change in rating of the Building, attributable to the use of the Leased Premises by the Tenant shall be paid entirely by the Tenant. Landlord shall certify annually, the annual cost of such insurance premiums, and shall furnish to Tenant, if requested, a copy of all insurance premium bills for which Tenant has been charged its pro rata share thereof.

          10.2 Tenant shall provide the following insurance coverage:

               (a) "All Risk" property insurance on a replacement cost basis, covering all of Tenant's personal property, trade fixtures, furnishings and equipment and all leasehold improvements installed in the Leased Premises by, or on behalf of, Tenant, all in an amount not less than the full replacement cost of all such property. Landlord and any other parties designated by Landlord (including, but not limited to, its beneficiary, its general and limited partners, and Landlord's mortgagees) shall be included as loss payee(s).

               (b) Commercial general public liability and comprehensive automobile liability (and, if necessary to comply with any conditions of this Lease, umbrella liability insurance) covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Leased Premises, and/or the Property and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, per location. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $10,000.00 per occurrence. Such insurance shall include, inter alia: (i) "occurrence" rather than "claims made" policy forms unless such "occurrence" policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this Lease, to the extent such insurance is available; (iii) premises medical-operations expenses in an amount not less than $5,000.00 per person, per accident; (iv) a hostile fire endorsement; (v) Landlord and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Landlord's mortgagees) shall be designated as Additional Insured(s) with respect to (x) the Leased Premises, and (y) all operations of Tenant, and (z) and Property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and (vi) severability of insured parties and any cross-liability exclusion deleted so that the protection of such insurance shall be afforded to Landlord in the same manner as if separate policies had been issued to each of the insured parties.

               (c) Workers' compensation and employer's liability insurance in the state in which the Leased Premises and any other operations of Tenant are located and any other state in which Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage (including umbrella liability insurance) shall not be less than the amounts specified in Subsection (b) above.

          All insurance policies required to be obtained by Tenant under this lease shall: (i) be issued by companies licensed to do business in the State in which the Property is located and acceptable to Landlord and any Landlord's mortgagees and any other party having any interest in the Property; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days' prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices; and
(iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord.

          10.3 Notwithstanding anything to the contrary in this lease, the parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the

Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

     11.  SIGNS
          -----

          The Tenant shall have the right to install a sign on the entrance door to the Leased Premises, subject to the prior written approval of the Landlord, which approval shall not be unreasonably withheld. Said sign shall comply with the applicable rules and regulations of all governmental boards and bureaus having jurisdiction thereof. No other exterior signage of Tenant shall be permitted.

     12.  FIXTURES
          --------

          The Tenant is given the right and privilege of installing and removing property, machinery, equipment and fixtures in the Leased Premises during the term of the lease subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof, at the cost and expense of Tenant. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property prior to such default, dispossess or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal to the Tenant, together with an additional twenty one (21%) per cent of such costs for Landlord's overhead and profit, which total costs shall be deemed to be additional rent hereunder. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

     13.  BROKERAGE
          ---------

          The parties mutually represent to each other that WEICHERT COMMERCIAL REALTORS is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this lease transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

     14.  FIRE AND CASUALTY
          -----------------

          14.1 In case of any damage to the Building by fire or other casualty occurring during the term or previous thereto, which renders the Leased Premises wholly untenantable so that the same cannot be repaired within one hundred eighty (180) days from the happening of such damage, then the term hereby created shall, at the option of the Landlord or Tenant, terminate from the date of such damage. If the Landlord or Tenant elects to terminate the lease, the terminating party shall notify the other party of such election within thirty
(30) days of the happening of the fire or casualty, and in such event the Tenant shall immediately surrender the Leased Premises and shall pay Base Rent and Additional Rent only to the time of such damage and the Landlord may re-enter and re-possess the Leased Premises, discharged from this lease. In the event the Landlord can restore the Leased Premises within one hundred eighty (180) days, it shall advise the Tenant of such fact, and the lease shall remain in full force and effect during the period of Landlord's restoration, except that Base Rent and Additional Rent shall abate, upon the happening of fire or casualty, and while the repairs and restorations are being made, but the rent shall recommence upon restoration of the Leased Premises and delivery of the same by the Landlord to the Tenant. Landlord agrees that it will undertake reconstruction and restoration of the Leased Premises with due diligence and reasonable speed and dispatch, subject to the terms and conditions of Article 26 (Force Majeure).

          14.2 If the Building shall be damaged, but the damage is repairable within one hundred eighty (180) days the Landlord agrees to repair the same with due diligence and reasonable speed and dispatch subject to the terms and conditions of Article 26 (Force Majeure). In such event, the rent accrued and accruing shall not abate, except for that portion of the Leased Premises that has been rendered untenantable and as to that portion the rent shall abate, based on equitable adjustments.

          14.3 The Tenant shall immediately notify the Landlord in case of fire or other damage to the Leased Premises.

          14.4 Notwithstanding anything contained in Article 14.1 or 14.2 above, if such repairs are for any reason not completed within two hundred ten (210) days, then the Tenant shall have the right to terminate this lease upon written notice to the Landlord of such election, and in such event of termination Landlord and Tenant shall thereupon be released of liability one to the other, and the within lease shall be deemed null and void.

          14.5 Rent, as referred to in this Article 14, is intended to include Base Rent, Additional Rent and all other lease charges required to be paid by Tenant pursuant to this lease.

     15.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS
          -------------------------------------------

          15.1 (i)   The Tenant covenants and agrees that upon acceptance and
occupancy of the Leased Premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments and of any and all their instrumentalities, departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, and/or arising from the operations of the Tenant therein.

               (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises in the conduct of its business.

               (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

               (iv)  Notwithstanding anything to the contrary contained in this
Article 15.1, Tenant shall have no obligation to alter or improve the Leased Premises or any portion thereof to comply with any legal or insurance requirement unless such requirement is triggered by the particular specific manner in which Tenant uses the Leased Premises.

          15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately) enter the Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default (beyond any applicable notice and cure periods) on the part of the Tenant, subject to the rights of the Tenant as herein-above mentioned in the manner as in this lease otherwise provided.

          15.3 Without limiting anything hereinabove contained in this Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of the within lease or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the annual Base Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3.

Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard
Industrial Classification No. is          , and that Tenant shall not generate,
manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. Landlord hereby represents to the best of its knowledge without making any independent inquiry that Landlord is not aware of any environmental condition affecting the Property including the Leased Premises. The Landlord hereby agrees that it shall indemnify, defend and save harmless the Tenant from and against all claims or liabilities incurred in connection with the environmental condition of the Leased Premises existing prior to the Commencement Date hereunder. In no event shall Tenant be liable for hazardous substances migrating onto or under the Leased Premises except if such migration is caused by Tenant, its agents, employees or contractors. The within covenants shall survive the expiration or earlier termination of the lease term.

     16.  INSPECTION BY LANDLORD
          ----------------------

          The Tenant agrees that the Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the Leased Premises, or any part thereof, with reasonable prior oral notice at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants [within the last eight (8) months of the term of this lease or at any time during which the Tenant is in default under the terms and conditions of this lease] and purchasers (at all times) in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

     17.  DEFAULT BY TENANT
          -----------------

          17.1 Each of the following shall be deemed a default by Tenant and a breach of this lease:

               (1)  (i)   filing of a petition by the Tenant for adjudication as
     a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the Base Rent and Additional Rent stipulated herein is being paid and the terms of the lease are being complied with;

                    (ii)  dissolution or liquidation of the Tenant;

                    (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant, if such appointment shall not be vacated within sixty (60) days, provided the Base Rent and Additional Rent stipulated herein is being paid and the terms of the lease are being complied with, during said one hundred twenty (120) day period;

                    (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within sixty (60) days, provided the Base Rent and Additional Rent stipulated herein is being paid and the terms of the lease are being complied with, during said one hundred twenty (120) day period;

                    (v) making by the Tenant of an assignment for the benefit of creditors;

                    (vi) abandonment of the Leased Premises by the Tenant.

          If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

               (2) (i) Default in the payment of the Base Rent or Additional Rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required.

                    (ii) A default in the performance of any other covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision
     (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, and if the Landlord is indemnified against loss or liability arising from the default.

          17.2 In case of any such default under Article 17.1 (2), at any time following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1 (2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on the Tenant.
          17.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by landlord shall be deemed an acceptance of a surrender of this lease.
          17.4 In case this lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease, and Landlord may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. It is specifically understood and agreed that Landlord, by listing the Leased Premises for lease with a recognized real estate broker doing business in the Lawrenceville, New Jersey area, shall be conclusively deemed to have utilized reasonable efforts to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the rent reserved in this Lease.
          17.5 (1) In case this lease be terminated by summary proceedings or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                    (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                    (ii) a sum equal to all damages set forth in this Article 17 and in Article 18.

          (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

          (3) All sums which Tenant has agreed to pay by way of adjustments to rent or equitable adjustments in utility charges shall be deemed rent reserved in this lease within the meaning of this Article 17 and subsections hereof.

          (4) Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b)(6) of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

     18.  LIABILITY OF TENANT FOR DEFICIENCY
          ----------------------------------
          In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default (beyond any applicable notice and cure periods) by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained.

     19.  NOTICES
          -------
          All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.
          All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the Leased Premises, and/or such other place as the Tenant may designate in writing.

     20.  NON-WAIVER
          ----------
          The failure of either party to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord or Tenant, as the case may be herein conferred in any one or more instances, shall not be construed as a waiver by either party of any of their respective rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

     21.  RIGHT TO TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS
          ----------------------------------------------------
          21.1 The Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or do not lessen the value of the Leased Premises. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. At the time of such consent, Landlord shall notify Tenant if Tenant shall be required to remove, at Tenant's sole cost and expense, any such alterations or additions by no later than the expiration of the lease term. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation and Tenant shall not be required to remove same. Landlord and Tenant hereby agree that they shall conduct a walk through inspection of the Leased Premises at least ninety (90) days prior to the Expiration Date of this lease, at which time Landlord shall confirm which alterations and improvements, as aforesaid, will need to be removed by the Tenant at Tenant's sole cost and expense, and which shall remain. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.
          21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

     22.  NON-LIABILITY OF LANDLORD
          -------------------------
          22.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.
          22.2 It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever unless due to the negligence or willful misconduct of Landlord, its agents, employees or contractors.

     23.  RESERVATION OF EASEMENT
          -----------------------
          The Landlord reserves the right, easement and privilege to enter on the Complex and Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

     24.  POLLUTION
          ---------
          The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, water or ground, toxic or hazardous waste pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, air or ground pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, water or ground, toxic or hazardous waste caused by the Tenant by its use of the Leased Premises. The within covenant on the part of the Tenant shall survive the expiration or earlier termination of this lease.

     25.  STATEMENT OF ACCEPTANCE
          -----------------------
          Upon the delivery of the Leased Premises to the Tenant, pursuant to the terms and conditions of this lease, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Leased Premises and agrees to pay rent from the date of acceptance, subject to the terms and conditions of the lease as herein contained, which statement may be in recordable form if required by the Landlord, and which statement shall set forth the Commencement Date and the date of expiration of the lease term.

     26.  FORCE MAJEURE
          -------------
          Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

     27.  STATEMENTS BY LANDLORD AND TENANT
          ---------------------------------
          Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this Article may be relied upon as to the facts contained therein.

     28.  CONDEMNATION
          ------------
          28.1 If due to the condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) percent of the Leased Premises is taken or rendered untenantable, or (ii) in the event that more than twenty-five (25%) percent of the ground allocated to the Building is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building, ground area, parking area, or deny access to the Leased Premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Building or the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.
          28.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in Article 28.1, and in which event the Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to usable condition to the extent of the condemnation award.

     29.  LANDLORD'S REMEDIES
          -------------------
          29.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.
          29.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.
          29.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.
          29.4 Tenant agrees that it shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in enforcing the terms and conditions of this lease on the part of the Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review ??y Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at tenant's request (which in the aggregate shall not exceed $2,500.00).

     30.  QUIET ENJOYMENT
          ---------------
          The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

     31.  SURRENDER OF PREMISES
          ---------------------
          On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair as of the Commencement Date (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant, which covenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the Leased Premises be not surrendered at the end of the lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation any claims made by any succeeding tenant founded on the delay.

     32.  INDEMNITY
          ---------
          Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to Article 10 hereunder but subject to the provisions of Article 10.3, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

          (i) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof;

          (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

          (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

          (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with;

          (v) Subject to the exceptions set forth in Article 22.1 hereof, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts or omissions of the Landlord, its agents, servants or employees.

Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

     33.  LEASE CONSTRUCTION
          ------------------

          This Lease shall be construed pursuant to the laws of the State of New Jersey.

     34.  BIND AND INURE CLAUSE
          ---------------------

          The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     35.  DEFINITIONS
          -----------

          The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

     36.  DEFINITION OF TERM OF "LANDLORD"
          --------------------------------

          When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the title to the Building containing the Leased Premises. Upon the transfer by the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

     37.  COVENANTS OF FURTHER ASSURANCES
          -------------------------------

          If, in connection with obtaining financing for the improvements on the Complex, the Mortgage Lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder, decrease Tenant's rights hereunder or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

     38.  COVENANT AGAINST LIENS
          ----------------------

          Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. Any violation of this Article shall be considered a breach of this lease.

     39.  SUBORDINATION
          -------------

          This lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land Complex without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgage or ground lease or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Tenant appoints Landlord the attorney-in-fact of the Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant. Notwithstanding the foregoing, Landlord hereby agrees to obtain a Non-Disturbance and Attornment Agreement for the benefit of the Tenant from any future mortgagee, if any, of Landlord to be written upon such mortgagee's customary form.

     40.  EXCULPATION OF LANDLORD
          -----------------------

          Neither Landlord nor its principals shall have any personal obligation for payment of any indebtedness or for the performance of any obligation under this lease but the payment of the indebtedness and the performance of obligations expressed herein may be enforced only against Landlord's interest in the Complex, and the rents, issues and profits thereof, and the Tenant agrees that no deficiency judgment or other judgment for money damages shall in any event be entered by it against the Landlord or its principals personally in any action; provided, however, that the provisions of this paragraph shall in no way affect Tenant's other remedies for the payment of any indebtedness or for the enforcement of Landlord's covenants under this lease.

     41.  NET RENT
          --------

          Intentionally Omitted.

     42.  SECURITY
          --------

          Upon execution of this lease, the Tenant shall deposit with the Landlord the sum of TEN THOUSAND TWO HUNDRED EIGHT AND 34/100 ($10,208.34) DOLLARS as security for the full and faithful performance of this lease upon the part of the Tenant to be performed. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the said sum of TEN THOUSAND TWO HUNDRED EIGHT AND 34/100 ($10,208.34) DOLLARS to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

     43.  ASSIGNMENT AND SUBLETTING
          -------------------------

          43.1 Tenant shall neither assign this lease nor sublet all or any portion of the Leased Premises without Landlord's prior consent, which consent shall not be unreasonably withheld, subject to Landlord's rights hereinafter provided in Article 43.4. Landlord may withhold such consent if, in the reasonable exercise of its judgment, it determines that any of the following enumerated conditions are applicable:

                (a) the proposed assignee's or subtenant's financial condition is not sufficient to meet its obligations undertaken in such assignment or sublease;

                (b) the proposed use of the Leased Premises is not appropriate for the Complex and in keeping with the character of its existing tenancies;

          (c) such assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the Building's services, maintenance or facilities;

          (d) such assignee or subtenant is a tenant of and is vacating premises in the Building, the Complex or any other building owned by or through the persons constituting Landlord hereunder, including any corporation in which Landlord's principals are majority stockholders, and any affiliates, subsidiaries or parent of such corporation;

          (e) the rental obligation of such assignee or subtenant would be less than Tenant's rental obligations hereunder; or

          (g)  Landlord wishes to accept the offer as provided in Article 43.4.

          43.2 Any request by Tenant for Landlord's consent to an assignment of the lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

          43.3 Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's address and be accompanied by profit and loss and balance statements of the proposed subtenant for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the lease and such subtenant agrees that, if the lease is terminated because of Tenant's default, such subtenant shall, at Landlord's option, attorn to Landlord).

          43.4 Any request by Tenant for Landlord's consent to an assignment of the lease or a sublease of all or substantially all of the Leased Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute

Tenant's offer to cancel the lease. Landlord may accept such offer by notice to Tenant within ninety (90) days after Landlord's receipt thereof, in which event, the lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the term), Base Rent and Additional Rent shall be apportioned to such date, Tenant shall surrender the Leased Premises on such date as herein provided, and subject to payment of required lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within twenty (20) days after the expiration of such ninety (90) day period, may assign the lease or sublet all or substantially all of the Leased Premises to the proposed assignee or subtenant and upon the terms specified in such request, subject, however, to Landlord's rights under Article 43.1(a) through (f).

          43.5 In the event of a permitted assignment, Landlord may collect Base Rent and Additional Rent directly from the assignee. In the event of a permitted sublease, Landlord may, if Tenant defaults hereunder, collect Base Rent and Additional Rent directly from the subtenant. In either such event, Landlord may apply any amounts so collected to the Base Rent and Additional Rent hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder. In any event, Tenant shall pay to Landlord, as Additional Rent, amounts received by Tenant from any assignee or subtenant, in excess of the pro rata (per square foot) Base Rent and Additional Rent payable by Tenant hereunder. All reasonable expenses incurred by Tenant in connection with the sublease or assignment (including, without limitation, reasonable attorney's fees and brokerage commissions) shall be deducted from the amounts received by Tenant from the assignee or subtenant in determining the extent by which such amounts exceed the Base Rent.

               43.6 Landlord's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Tenant or any one claiming under or through the Tenant, except in accordance with this Article 43.

               43.7 It is expressly understood and agreed that Tenant's Option to Renew, as hereinafter set forth in Article 44, shall be personal to Tenant only, and may not be exercised by any permitted assignee or subtenant hereunder except in the event of an assignment or sublet permitted pursuant to Article
44.8 hereof.. It is understood and agreed that Tenant's Option to Renew shall be null and void in the event that fifty (50%) percent or more of the Leased Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of the Option to Renew hereinafter set forth.

               43.8 Landlord's consent shall not be required and the terms and conditions of Article 43.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns this lease or subleases the Leased Premises to a parent, subsidiary, affiliate or company into which Tenant is merged, upon which Tenant is consolidated or to the purchaser of all or substantially all of the assets of Tenant.

     44.  OPTION TO RENEW
          ---------------

          Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, for one (1) three (3) year renewal period, to commence at the end of the initial term of this lease, which renewal shall be upon the same terms and conditions as in this lease contained, except as follows:

               (1) During the three (3) year renewal period, Tenant shall pay Base Rent in the amount of SEVENTY THREE THOUSAND FIVE HUNDRED AND 00/100 ($73,500.00) DOLLARS per annum, in equal installments in the sum of SIX THOUSAND ONE HUNDRED TWENTY FIVE AND 00/100 ($6,125.00) DOLLARS per month, in the same manner as required by Article 3 hereof.

               (2) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, eight (8) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than eight (8) months prior to the date fixed for termination of the original term of this lease.

               (3) The obligation to pay the Fixed Rent as hereinabove provided shall be in addition to the obligation to pay all Additional Rent and other charges required by the terms and conditions of this lease.

     45.  SECURITY MEASURES
          -----------------

          Tenant acknowledges that the rent payable to Landlord does not include the cost of guard services or other security measures and Landlord has no obligation to provide such services or measures. Tenant assumes all responsibility for security of Tenant, its employees, agents, contractors, subcontractors, licenses, concessionaires and invitees, and the property owned by all of such parties.

     46.  FINANCIAL STATEMENTS
          --------------------

          The Tenant agrees, at the request of the Landlord, to be made not more than once during any lease year, to furnish its latest current income and balance statements, certified to by an officer of the corporation. The Landlord shall keep all such statements strictly confidential except that Landlord shall be permitted to disclose such statements to its lenders, prospective purchasers and its professional advisors including but not limited to the Landlord's accountants and attorneys.

     47.  TENANCY REVIEW
          --------------

          The within lease is conditioned upon and subject to the approval of the Tenant's use and occupancy of the Leased Premises by the Township of Lawrenceville. In the event said approval is not obtained, the within lease shall be deemed to be null and void.

     48.  EXECUTION AND DELIVERY
          ----------------------

          The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                                FIRST INDUSTRIAL, L.P.
                                        By: FIRST INDUSTRIAL REALTY TRUST, INC.


_______________________                 By: _____________________________
                                           Hayden Tiger,
                                           Regional Director


ATTEST:                                 2BRIDGE SOFTWARE, INC.

_______________________                 BY: _____________________________
(Affix Corporate Seal here)

                                  SCHEDULE A

                                [CHART OMITTED]

STATE OF NEW JERSEY     )
                        )SS.:
COUNTY OF CSSE4         )

     BE IT REMEMBERED, that on this 7th day of December, 1999, before me, the subscriber, MARY ANN E. RUSSELL personally appeared HAYDEN TIGER, who, I am satisfied, is the person who signed the within Instrument as Regional Director, of FIRST INDUSTRIAL REALTY TRUST, INC., a Delaware corporation, a General Partner of FIRST INDUSTRIAL, L.P., the Landlord named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                            __________________________________

                                                  MARY ANN E. RUSSELL
                                            Notary Public State of New Jersey
                                           My Commission Expires July 20, 2003

STATE OF California     )
                        )SS.
COUNTY OF San Francisco )

          BE IT REMEMBERED, that on this 2 day of December, 1999, before me, the subscriber, Geraldine L. Farrell, Notary Public personally appeared Ronald Parks who, I am satisfied, is the person who signed the within Instrument as SVP, Chief Fin Off of 2BRIDGE SOFTWARE, INC., a California corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                            __________________________________


                                                   GERALDINE L. FARRELL
                                                   Commission # 1206239
                                                   Notary Public - California
                                                   San Francisco County
                                                   My Comm. Expires Jan 24, 2003

                                LEASE AGREEMENT
                                ---------------

                    BY AND BETWEEN

                    FIRST INDUSTRIAL, L.P.,
                    a Delaware limited partnership,

                                  "Landlord"

                    -and-


                    2BRIDGE SOFTWARE, INC.
                    a California corporation,

                                   "Tenant"


                    -----------------------------------

                    DATED: Dec. 7, 1999
                    -----------------------------------

                                  LAW OFFICES

                       EPSTEIN, BROWN, MARKOWITZ & GIOIA
                          A Professional Corporation
                            245 Green Village Road
                                 P.O. Box 901
                        Chatham Township, NJ 07928-0901
                                (973) 593-4900
                              Fax (973) 593-4966